Exhibit 10.21

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXCLUSIVE LICENSE AGREEMENT

Re: BLG 10-001, entitled “Generation of CTL Lines with Specificity Against Multiple
Tumor Antigens or Multiple Viruses;”
BLG 10-048, entitled “Pepmixes to Generate Multiviral CTLs with Broad Specificity;” and

BLG 16-019 and BLG 16-100, entitled “Immunogenic Antigen Identification from a Pathogen and Correlation to Clinical Efficacy”

This Exclusive License Agreement (hereinafter called this “Agreement”), to be effective as of the 16th day of March, 2018 (hereinafter called the “Agreement Date”), is by and between Baylor College of Medicine (hereinafter called “BCM”), a Texas nonprofit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030, and Marker Therapeutics, Inc., a corporation organized under the laws of Delaware and having a principal place of business at 33 5th Avenue N.W., New Brighton, Minnesota (hereinafter, referred to as “LICENSEE”).

WITNESSETH:

WHEREAS, BCM’s mission is to advance human health through the integration of education, research, patient care and community service; and

WHEREAS, BCM is the owner of the Subject Technology and Patent Rights as defined below; and

WHEREAS, BCM is willing to grant a royalty bearing, worldwide, exclusive license to BCM’s rights in the Subject Technology and Patent Rights to LICENSEE on the terms set forth herein; and

WHEREAS, LICENSEE desires to obtain said exclusive license under BCM’s rights in the Subject Technology and Patent Rights.

NOW, THEREFORE, for and in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto expressly agree as follows:

1.              DEFINITIONS AS USED HEREIN

1.1               The term “Affiliates” shall mean any Person, directly or indirectly, controlling, controlled by or under common control with such Person, for so long as such control exists. For purposes of this definition, “control” means: (a) direct or indirect ownership of at least fifty percent (50%) of the entity’s common stock or other ownership interest having the right to vote for the election of directors of such corporate entity or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

1.2               The term “Agreement” shall have the meaning given such term in the first paragraph of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.3               The term “Agreement Date” shall have the meaning given such term in the first paragraph of this Agreement.

1.4               The term “Annual Progress Report” shall have the meaning given such term in Section 5.1.

1.5               The term “Applicable Law” shall mean any United States federal, state, local or foreign law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any governmental order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.6               The term “BCM” shall have the meaning given such term in the first paragraph of this Agreement.

1.7               The term “BCM Claims” shall have the meaning given such term in Section 16.1(i).

1.8               The term “BCM Developers” shall mean the following:

(i)            BLG 10-001, entitled “Generation of CTL Lines with Specificity Against Multiple Tumor Antigens or Multiple Viruses,” Ann Leen, Cliona M. Rooney, Ulrike Gerdemann, Juan F. Vera Valdes;

(ii)            BLG 10-048, entitled “Pepmixes to Generate Multiviral CTLs with Broad Specificity,” Ann Leen, Juan F. Vera Valdes, Cliona Rooney, Ulrike Gerdemann;

(iii)            BLG 16-019, entitled “Immunogenic Antigen Identification from a Pathogen and Correlation to Clinical Efficacy,” Ann Marie Leen, Pailbel Aguayo-Hiraldo, Ifigeneia Tzannou, Juan F. Vera Valdes; and

(iv)            BLG 16-100, entitled “Immunogenic Antigen Identification from a Pathogen and Correlation to Clinical Efficacy,” Ann Marie Leen, Sarah Kogan Nicholas, and Ifigeneia Tzannou.

1.9               The term “Commercially Reasonable Efforts” means with respect to the performing Party, its Affiliates and its Sublicenses, a level of efforts and resources, not less than reasonable efforts and resources, that is consistent with the efforts and resources utilized by Persons of similar size, type and stage of development to develop and commercialize products similar to the Licensed Products, as applicable, and would typically devote to a product or compound owned by it or to which is has the rights of the type it has hereunder, taking into account scientific and commercial factors, including the competitiveness of alternative third party products in the marketplace, the patent or other proprietary position of the Licensed Product(s), the regulatory requirements involved and the potential profitability of the Licensed Product(s) marketed or to be marketed.

1.10           The term “Confidential Information” shall mean any proprietary and secret ideas, proprietary technical information, know-how and proprietary commercial information or other similar confidential, non-public or proprietary information that are owned by the disclosing Party. The term “Confidential Information” is further defined in Section 17.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.11           The term “Disclosing Party” shall mean the Party disclosing Confidential Information to the other Party.

1.12           The term “Distinct Product” is a Licensed Product for which a separate and distinct Investigational New Drug (IND) application or Biologics License Application (BLA), or their non-US equivalents, is required by a regulatory authority to be filed with respect thereto to clinically develop in humans and obtain approval to market such product.  For the avoidance of doubt, any combination product comprising a Licensed Product on the one hand, and another active agent (whether or not another Licensed Product), on the other hand, shall be deemed to be a Distinct Product separate from any such Licensed Product, if the combination product is subject to a separate and distinct IND or BLA, or their non-US equivalents.  For further avoidance of doubt, a Licensed Product which is administered as a concurrent therapy (and not a combination product) along with another product which contains a different active agent, wherein each product is subject to a separate IND or BLA (or their non-US equivalents), shall not be considered a different Distinct Product from the Licensed Product when administered alone.

1.13           The term “Field” shall mean all diagnostic and therapeutic applications or uses in oncology, including, but not limited to, prophylaxis, adjuvant and treatment.

1.14           The term “GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.

1.1             The term “Indemnified Parties” shall have the meaning given such term in Section 16.1(i).

1.15           The term “Infringement Claim” shall have the meaning given such term in Section 9.9.

1.16           The term “Instituting Party” shall have the meaning given such term in Section 9.7(ii).

1.17           The term “Legal Costs” shall mean all reasonable legal fees and expenses, filing or maintenance fees, assessments and all other costs and expenses related to prosecuting, obtaining and maintaining patent protection on the Patent Rights in the United States and foreign countries.

1.18           The term “Licensed Product(s)” shall mean any product, process or service that incorporates, utilizes or is made with the use of the Subject Technology and/or Patent Rights.

1.19           The term “LICENSEE” shall have the meaning given such term in the first paragraph of this Agreement.

1.20           The term “Liquidity Event” means the first time one of the following occurs: (i) the closing of any sale, consolidation, merger or other transaction, directly or indirectly, in one or a series of related transactions, in which a “person” or “group” (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended) acquires securities of LICENSEE constituting more than fifty percent (50%) of the total voting power of all of the then issued and outstanding securities of LICENSEE, or (ii) the sale of all or substantially all of the business or assets of LICENSEE; provided, however, that Liquidity Event shall not include the TapImmune Transaction; and provided, further, that if the TapImmune Transaction occurs, the term LICENSEE, as used in this definition, shall mean TapImmune Inc. (or any successor thereto).

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.21           The term “Liquidity Event Proceeds” means the total amount of consideration (including cash, securities or other property) paid or received, or to be paid or received, by LICENSEE or the equity holders of LICENSEE (including holders of options, warrants and convertible securities) from or in connection with a Liquidity Event; provided, however, that any contingent payments will be paid when and if paid to the LICENSEE or the equity holders of LICENSEE. For the purpose of calculating the value of consideration from or received or receivable in connection with or in anticipation of a Liquidity Event, any securities (other than a promissory note) will be valued at the time of the closing of the Liquidity Event on the same basis as such fair market value shall be determined in connection with any fee payable to any investment bank engaged by LICENSEE in connection with such Liquidity Event; provided, however, that if LICENSEE has not engaged any investment bank in connection with such Liquidity Event, then any securities will be valued on the following basis: (i) if such securities are traded on a stock exchange, the securities will be valued at the average last sale or closing price for the ten (10) trading days immediately prior to the closing of the Liquidity Event; and (ii) if such securities are traded primarily in over-the-counter transactions, the securities will be valued at the mean of the closing bid and asked quotations similarly averaged over a ten (10) trading day period immediately prior to the closing of the Liquidity Event. If the TapImmune Transaction occurs, then the term LICENSEE, as used in this definition, shall mean TapImmune Inc. (or any successor thereto).

1.22           The term “Major Markets” would be any of US, Germany, Italy, France, Spain, The United Kingdom, or Japan.

1.23           The term “Marketing Authorization(s)” shall mean all approvals necessary from the relevant Regulatory Authority to permit a Party or its sublicense(s) to market and sell a Licensed Product in a particular country, including without limitation a New Drug Application and Biologics License Application.

1.24           The term “Net Sales” shall mean on a country-by-country and License Product-by-Licensed Product basis, with respect to any period for each country, the gross amounts invoiced by LICENSEE or its Affiliates or Sublicensees, (each, a “Selling Party”) to unrelated third parties for sales of a Licensed Product in the Field in such country, less the following deductions to the extent included in the gross invoiced sales price for such Licensed Product or otherwise directed paid, incurred, allowed, accrued or specifically allocated, and documented by the Selling Parties with respect to the sale of such Licensed Product in such country:

(i)            discounts, including customary trade, quantity or cash discounts, credits adjustments or allowances, including those granted on account of price adjustments, billing errors, rejected or recalled goods, or damaged goods;

(ii)            rebates and chargebacks allowed, given or accrued (including cash, governmental and managed care rebates, hospital or other buying group chargebacks, cash and non-cash coupons, retroactive price reductions, and governmental taxes in the nature of a rebated based on usage levels or sales of such Licensed Product);

(iii)            taxes, including but not limited to sales, excise, turnover, inventory, value-added, import, export, excise (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Action of 2010 (Pub. L. No. 111-48) and other comparable laws) and other taxes,levied on, absorbed, determined or imposed with respect to the sale, production, transportation, import, export, delivery or use of such Licensed Product (excluding income or net profit taxes or franchise taxes of any kind);

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(iv)            reasonable charges for delivery or transportation of Licensed Products to customers through the use of third party delivery or transportation services, if separately stated.

Net Sales will be determined in accordance with GAAP. Without limiting the generality of the foregoing, transfers of dispositions of a Licensed Product for charitable, promotional (including samples), pre-clinical, clinical, or regulatory purposes will be excluded from Net Sales, as will sales or transfers of a Licensed Product among the Selling Parties.

Subject to the above deductions, Net Sales shall be deemed to occur on, and only on, the first sale by a Selling Party to a non-sublicensee third party. If non-monetary consideration is received by a Selling Party for the Licensed Product in the relevant country, Net Sales will be calculated based on the average price charged for such Product, as applicable, during the preceding period, or in the absence of such sales, the fair market value of the Licensed Product, as applicable, as determined by the Parties in good faith.

1.25           The term “Non-Instituting Party” shall have the meaning given such term in Section 9.7(ii).

1.26           The term “Orphan Drug Status” shall mean the period of exclusivity accompanying an orphan drug/medicines designation granted by a governmental drug regulatory body, such as FDA or EMA.

1.27           The term “Party” shall mean either LICENSEE or BCM, and “Parties” shall mean LICENSEE and BCM.

1.28           The term “Patent Rights” shall mean only BCM’s ownership rights in the patent applications and patents listed in Appendix A and any and all divisions, reissues, re-examinations, renewals, continuations, continuations-in-part (to the extent the claims in the continuations-in-part are directed to the subject matter described in the patent applications and patents listed in Appendix A), substitutions, and all patents granted thereon and extensions thereof, and all other counterpart, pending or issued patents in all other countries. For the avoidance of doubt, Patent Rights shall also include an exclusive sublicense in the Field to the exclusive license that BCM received from Wilson Wolf Manufacturing under the Reciprocal Exclusive License Agreement, attached as Appendix E.

1.29           The term “Person” shall mean any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, university, college, governmental authority or other entity of any kind.

1.30           The term “Receiving Party” shall mean the Party receiving Confidential Information from the other Party.

1.31           The term “Research Collaboration Agreement” shall mean that certain Research Collaboration Agreement to be negotiated in good faith and signed, within one hundred eighty (180) days from the Agreement Date, between BCM and LICENSEE, encompassing research related to the Patent Rights or Subject Technology created by BCM during the term of the Research Collaboration Agreement.

1.32           The term “Royalties” shall have the meaning given such term in Section 4.3.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.33           The term “Sale” shall mean the act of selling, leasing, or otherwise transferring, providing, or furnishing for use for any consideration. Correspondingly, “Sell” shall mean to make or cause to be made a Sale, and "Sold" shall mean to have made or caused to be made a Sale.

1.34           The term “Subject Technology” shall mean BCM’s rights in the technical, scientific information, methods, processes, techniques, data and results, in all cases, whether or not confidential or proprietary, in written, electronic or other forms, directly related to the Patent Rights, and all BCM Confidential Information developed as of the Agreement Date, by the Developers related to the Patent Rights, owned and controlled by BCM and supplied by BCM as of the Agreement Date (identified in Appendix B), or created by BCM during the term of and funded under the Research Collaboration Agreement pertaining to the Field as directed under the LICENSEE’s sponsored research project to develop the deliverables, together with any progeny, mutants or derivatives thereof supplied by BCM or created by LICENSEE.

1.35           The term “Sublicensee” shall mean any third party to which LICENSEE or its Affiliates grants any or all of the rights licensed by BCM to LICENSEE under Section 2.1.

1.36           The term “Sublicensing Revenue” shall mean all (i) cash, (ii) sublicensing fees and (iii) all other payments and the cash equivalent thereof, which are paid to LICENSEE by the Sublicensees of its rights hereunder, but excluding the following payments:

(i)            payments made in consideration for the issuance of equity or debt securities of LICENSEE to the extent not exceeding the fair market value thereof;

(ii)            that portion of payments for direct or fully burdened expenses (collectively not to exceed one hundred fifty percent (150%) of direct expenses) associated with research or development as calculated in accordance with GAAP, to the extent that such expenses are incurred after the date of and in connection with such sublicense;

(iii)            royalties on sales of Licensed Products by the Sublicensee (payment for which has been otherwise provided in Paragraph 4.3);

(iv)            milestone payments for Distinct Products by the Sublicensee (payment for which has been otherwise provided in Paragraph 4.4);

(v)            payments for supply of Licensed Products for use in clinical trials by or on behalf of, or for resale by, the Sublicensee;

(vi)            withholding taxes or other amounts actually withheld from the amounts paid to LICENSEE; and

(vii)            amounts received in connection with a merger, consolidation or sale of substantially all of the business or assets of LICENSEE, subject to the one-time liquidity incentive as stipulated in Section 4.6.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.37           The term “TapImmune Transaction” shall mean the contemplated merger of LICENSEE with and into a wholly-owned subsidiary of TapImmune Inc., pursuant to which, among other things, the shareholders of LICENSEE will receive common stock and warrants of TapImmune Inc. constituting approximately 50% of the issued and outstanding securities of TapImmune Inc. (and, for the avoidance of doubt, any shares of LICENSEE held by BCM shall be treated the same as other outstanding shares of the same class in such transaction). If the TapImmune Transaction occurs, then the term LICENSEE, as used in this definition, shall mean TapImmune Inc. (or any successor thereto).

1.38           The term “Term” shall have the meaning given such term in Section 10.

1.39           The term “Third Party Activities” shall have the meaning given such term in Section 9.7.

1.40           The term “Valid Claim” shall mean, with respect to a particular country, (a) a claim of a pending patent application within the Patent Rights that has been pending for no more than seven (7) years following the earliest national stage filing date for such patent or patent application, that is being prosecuted in good faith, and that has not been abandoned, finally rejected or expired without the possibility of appeal or refiling or (b) a claim of an issued and unexpired patent included within the Patent Rights, which has not been revoked, or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is unappealed or unappealable within the time allowed for appeal and which has not been cancelled, withdrawn, abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise. For clarity, a claim of a patent application that ceased to be a Valid Claim under clause (a) before it issued because it had been pending too long, but subsequently issued and is otherwise described by this clause (b) shall again be considered to be a Valid Claim once it issues; provided that with respect to the payment of any royalties if said claim with said pendency period subsequently issues said pending claim, shall be considered a Valid Claim, during the entire pendency period in the Patent Rights. A Licensed Product is covered by a Valid Claim if its manufacture, use, sale, offer of sale, marketing, commercialization, distribution, importation or exportation by LICENSEE in a given country would, but for the rights granted by BCM to LICENSEE under this Agreement, infringe such Valid Claim.

2.               License Grant. Subject to the reservations of rights set forth in Paragraph 2.2, BCM hereby grants to LICENSEE and,GRANT OF LICENSE

2.1               License Grant. Subject to the reservations of rights set forth in Paragraph 2.2, BCM hereby grants to LICENSEE and, at LICENSEE's option, to its Affiliates, an exclusive, worldwide, sublicensable license under BCM’s rights in the Patent Rights and Subject Technology, to make, have made, use, market, sell, offer to sell, lease, import, or export Licensed Products in the Field.

2.2               Restrictions on License. The grant in Section 2.1 shall be further subject to, restricted by and be non-exclusive with respect to:

(i)            the making or use of the Subject Technology and Patent Rights by BCM for its non-commercial research, patient care, teaching and other educationally related purposes;

(ii)            the making or use of the Subject Technology and Patent Rights by the Developers for non-commercial research purposes at academic or research institutions;

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(iii)            any non-exclusive license of the Subject Technology and/or Patent Rights that BCM grants to other academic or research institutions for non-commercial research purposes;

(iv)            the making or use of the Subject Technology and Patent Rights by academic and research institutions for internal, non-commercial research purposes pursuant to any license granted in accordance with clause (iii) above; and

(v)            any nonexclusive license of the Subject Technology and/or Patent Rights that BCM is required by law or regulation to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America.

2.3               Government Reservation. Rights under this Agreement are subject to rights required to be granted to the Government of the United States of America pursuant to 35 USC Sections 200-212, including a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject inventions throughout the world.

2.4               No Implied Licenses. Except as otherwise specifically set forth herein, only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force and effect. No license or other intellectual property rights shall be created by implication in any patents, technology and/or Confidential Information owned by BCM or controlled by BCM with the right to license, even if such patents, technology, or Confidential Information is necessary to exploit the Subject Technology and/or Patent Rights.

3.               License Grant. Subject to the reservations of rights set forth in Paragraph 2.2, BCM hereby grants to LICENSEE and,DILIGENCE

3.1               LICENSEE will, and will cause its Affiliates and each of its Sublicensees, to use Commercially Reasonable Efforts to develop and commercialize Licensed Product(s) in at least one of the Major Markets as soon as practicable.

3.2               With respect to development toward a Licensed Product, LICENSEE will accomplish each of the following diligence milestones by the dates set forth herein.

(i)            Dosing of first patient in a phase II clinical trial (or foreign equivalent) of a Licensed Product for the first clinical indication on or before the second anniversary of the Agreement Date;

(ii)            Dosing of first patient in a phase II clinical trial (or foreign equivalent) of a Licensed Product for a second clinical indication on or before the date that is 180 days following the second anniversary of the Agreement Date; and

(iii)            Dosing of first patient in a phase II clinical trial (or foreign equivalent) of a Licensed Product for a third clinical indication on or before the third anniversary of the Agreement Date.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.3               Beginning on the first anniversary of the Agreement Date and continuing annually until the first commercial Sale of the first Licensed Product, LICENSEE will, and will cause its Affiliates and each of its Sublicensees to provide annual summary updates to BCM summarizing the activities undertaken by LICENSEE, its Affiliates and each of its Sublicensees to continue the development and commercialization of the Licensed Products. In the event that BCM determines that LICENSEE or its Affiliates and its Sublicensees have not used Commercially Reasonable Efforts to continue the development and commercialization of Licensed Products or has failed to achieve a Diligence Milestone, BCM will have the right to provide a written request to LICENSEE to provide further written evidence that LICENSEE, its Affiliates and each of its Sublicensees has undertaken continual and regular activities to continue the Licensed Products development and commercialization. In the event that LICENSEE is unable to show that it, its Affiliates and/or each of its Sublicensees have undertaken such continual regular activities to develop and commercialize the Licensed Products, then LICENSEE (on behalf of it and its Affiliates and each of its Sublicensees) will have an obligation to provide a detailed development plan to BCM for the continued development and commercialization of the Licensed Products, and would thereafter provide summary updates of activities every six (6) months. If such activities thereafter continued to show a lack of Commercially Reasonable Efforts for the development and commercialization of the Licensed Products, then BCM would have the right to terminate the license. The Parties agree that if they are unable to agree as to whether the evidence provided by LICENSEE (on behalf of it and its Affiliates and each of its Sublicensees) shows continual and regular activities to continue the Licensed Product development and commercialization, a third-party arbitrator would be jointly retained to review the evidence and make an independent determination and such determination will be final. LICENSEE’s obligation to provide summary updates will stop upon the first commercial Sale of a Licensed Product in a Major Market.

3.4               Notwithstanding the foregoing, the Parties acknowledge that it might be commercially reasonable, under certain circumstances, for LICENSEE to determine not to launch a Licensed Product in a specific country, and failure under such circumstances to launch such Licensed Product shall not be a breach of this Agreement.

4.              License Grant. Subject to the reservations of rights set forth in Paragraph 2.2, BCM hereby grants to LICENSEE and, PAYMENTS

4.1               Equity Award. As partial consideration for the rights conveyed by BCM under this Agreement, LICENSEE shall issue shares of common stock, par value $0.0001 per share, in LICENSEE to BCM in an amount equal to twelve percent (12%) of the total outstanding shares of common stock of LICENSEE on a fully-diluted basis as of the Agreement Date. LICENSEE represents and warrants that such securities shall be (i) duly authorized, validly issued, fully paid and nonassessable and (ii) free and clear of all liens (other than any restrictions under applicable securities laws). LICENSEE shall issue one or more certificates evidencing such common stock to BCM within 15 business days of the execution of this Agreement.

4.2               Responsibility for Legal Costs. In addition to the foregoing license execution fee, LICENSEE shall reimburse BCM for all Legal Costs incurred prior to execution of this Agreement. Such payment shall be due within thirty (30) days of receipt of invoice from BCM. As provided for in Paragraph 9.1 herein, LICENSEE will be responsible for all Legal Costs incurred after the Agreement Date. LICENSEE’s share of Legal Costs shall be reduced on a pro-rata basis should BCM license additional fields of use to a third party(ies). BCM agrees to provide LICENSEE with thirty (30) days’ written notice should BCM license additional fields of use to other third parties. With respect to any disputed payment, such dispute shall be resolved via the Dispute Resolution process set forth in Section 14.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.3               Royalty on Net Sales. In addition to the foregoing, subject to the terms and conditions of this Agreement, LICENSEE shall pay BCM a royalty on Net Sales on a country-by-country basis as set forth below. Collectively the royalty payments that are the subject of this Paragraph 4.3 are termed “Royalties” for purposes of this Agreement and shall be due and payable as provided in Section 5 and delivered to BCM in accordance with the invoice instructions provided below.

Condition	Royalty on Net Sales	Orphan Drug Status?	Valid Claim?	Duration	Aggregate Net Sales per Calendar Year
1	0.65%	No	No	10 years post first commercial Sale	Less than $500M
2	[***REDACTED***]%	Yes	No	Until Orphan Drug Status expires, then reverts to condition 1	Less than $500M
3	[***REDACTED***]%	No	Yes	Life of patent having a Valid Claim covering such Licensed Product(s)	Less than $500M
4	[***REDACTED***]%	Yes	Yes	Until Orphan Drug Status expires, then reverts to condition 3	Less than $500M
5	[***REDACTED***]%	No	No	10 years post first commercial Sale	$500M to $1.0B
6	[***REDACTED***]%	Yes	No	Until Orphan Drug Status expires, then reverts to condition 5	$500M to $1.0B
7	[***REDACTED***]%	No	Yes	Life of patent having a Valid Claim covering such Licensed Product(s)	$500M to $1.0B
8	[***REDACTED***]%	Yes	Yes	Until Orphan Drug Status expires, then reverts to condition 7	$500M to $1.0B
9	[***REDACTED***]%	No	No	10 years post first commercial Sale	$1.0B and over
10	[***REDACTED***]%	Yes	No	Until Orphan Drug Status expires, then reverts to condition 9	$1.0B and over
11	[***REDACTED***]%	No	Yes	Life of patent having a Valid Claim covering such Licensed Product(s)	$1.0B and over
12	[***REDACTED***]%	Yes	Yes	Until Orphan Drug Status expires, then reverts to condition 11	$1.0B and over
13	5.00%	Yes	Yes	Blockbuster Product; reverts to 4.25% upon expiration of Orphan Drug Status, or in the event Orphan Drug Status was not granted	$2.0B and over

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(i)            Third-Party Royalty Reduction. If LICENSEE, its Affiliate or a Sublicensee becomes obligated to pay additional royalties to a third party(ies) with respect to third party-owned patent rights or technology necessary for the use, manufacture or sale of a Licensed Product, LICENSEE may deduct [***REDACTED***] percent ([***REDACTED***]%) of the amount owing to such third party(ies) from the amounts owing to BCM with respect to such Licensed Product; provided that (i) LICENSSE shall provide BCM with documentation supporting such obligations and the amount thereof to the reasonable satisfaction of BCM and (ii) under no circumstance shall the royalties due to BCM be less than [***REDACTED***] percent ([***REDACTED***]%) of the amount that would otherwise have been payable under Paragraph 4.3 as a result of such deduction.

(ii)            Combination Product. In the event that a Licensed Product is sold in combination with another product, component or service for which no royalty would be due hereunder if sold separately, Net Sales from such combination sales for purposes of calculating the amounts due under this Paragraph 4.3 shall be calculated by multiplying the Net Sales of the combination product by the fraction A/(A + B), where A is the average gross selling price during the previous calendar quarter of the Licensed Product sold separately and B is the gross selling price during the previous calendar quarter of the combined product(s), component(s) and/or service(s). In the event that a substantial number of such separate sales were not made during the previous calendar quarter then the Net Sales shall be as reasonably allocated by LICENSEE between such Licensed Product and such other product(s), component(s) or service(s) based upon their relative importance and proprietary protection.

(iii)            Single Royalty. Only one royalty under Paragraph 4.3 shall be paid with respect to each unit of Licensed Product sold, without regard to whether more than one Valid Claim within the Patent Rights is applicable to such unit. It is understood that no royalty shall be due with respect to use or transfers of Licensed Products for use in research or development activities prior to regulatory approval of said Licensed Product(s) and the first commercial Sale.

4.4               Milestone Payments. LICENSEE shall also pay BCM the following one-time milestone payments set forth below following the first achievement of such milestone by LICENSEE, its Affiliate or Sublicensee:

(i)            Upon the first dosing of the first patient in the first phase III clinical trial (or foreign equivalent) for the first (1st) Distinct Product, LICENSEE shall make a [***REDACTED***] dollar($[***REDACTED***]) payment to BCM;

(ii)            Upon the first dosing of the first patient in the first phase III clinical trial (or foreign equivalent) for the second (2nd) Distinct Product, LICENSEE shall make a [***REDACTED***] dollar ($[***REDACTED***]) payment to BCM;

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(iii)            Upon receipt of final FDA approval of the first Marketing Authorization for the first (1st) Distinct Product, LICENSEE shall make a [***REDACTED***] dollar($[***REDACTED***]) payment to BCM;

(iv)            Upon receipt of final FDA approval of the first Marketing Authorization for the second (2nd) Distinct Product, LICENSEE shall make a [***REDACTED***] dollar ($[***REDACTED***]) payment to BCM; and

(v)            Upon first attainment of annual Net Sales of greater than five hundred million ($500,000,000) for the first (1st) Distinct Product, LICENSEE will make a [***REDACTED***] dollar ($[***REDACTED***]) payment to BCM;

(vi)            Upon first attainment of annual Net Sales of greater than five hundred million ($500,000,000) for the second (2nd) Distinct Product, LICENSEE will make a [***REDACTED***] dollar ($[***REDACTED***]) payment to BCM;

(vii)            Upon first attainment of annual Net Sales of greater than one billion ($1,000,000,000) for the first (1st) Distinct Product, LICENSEE will make a [***REDACTED***] dollar ($[***REDACTED***]) payment to BCM;

(viii)            Upon first attainment of annual Net Sales of greater than one billion ($1,000,000,000) for the second (2nd) Distinct Product, LICENSEE will make a [***REDACTED***] dollar ($[***REDACTED***]) payment to BCM;

(ix)            Upon first attainment of annual Net Sales of greater than two billion ($2,000,000,000) for any of the Distinct Products, LICENSEE will make a [***REDACTED***] dollar ($[***REDACTED***]) payment to BCM. For the avoidance of doubt, this payment is a one-time payment that will be paid for the first Licensed Product that attains annual Net Sales of greater than $2,000,000,000; and

(x)            LICENSEE shall notify BCM in writing within thirty (30) days following the achievement of each milestone. The annual Net Sales for Distinct Products subject to the Net Sales level-dependent milestone payments shall be calculated on a calendar year basis, beginning January 1st and ending December 31st. BCM will then invoice LICENSEE for payment of such milestone and LICENSEE shall pay the invoice within fifteen (15) days upon receipt of the invoice. Milestones are to be paid regardless of whether LICENSEE, its Affiliate or LICENSEE’s Sublicensee attains such milestone.

4.5               Sublicense Revenue Payments. In the event LICENSEE sublicenses the Subject Technology and Patent Rights under this Agreement, LICENSEE agrees to pay to BCM all Sublicensing Revenue received by LICENSEE under the applicable sublicense agreement according to the following schedule:

(i)            [***REDACTED***] percent ([***REDACTED***]%) of Sublicensing Revenue shall be payable to BCM if the sublicense agreement is executed before the first dosing of the first patient in the first phase II clinical trial for the first (1st) Licensed Product;

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(ii)            [***REDACTED***] percent ([***REDACTED***]%) of Sublicensing Revenue shall be payable to BCM if the sublicense agreement is executed on or after the first dosing of the first patient in the first phase II clinical trial for the first (1st) Licensed Product, but before the first dosing of the first patient in the first pivotal/phase III clinical trial for the first (1st) Licensed Product;

(iii)            [***REDACTED***] percent ([***REDACTED***]%) of Sublicensing Revenue shall be payable to BCM if the sublicense agreement is executed on or after the first dosing of the first patient in the first pivotal/phase III clinical trial for the first (1st) Licensed Product; and

(iv)            [***REDACTED***] percent ([***REDACTED***]%) of Sublicensing Revenue shall be payable to BCM if the sublicense agreement is executed on or after receipt of the final FDA approval (or its equivalent in other jurisdictions) of the first Marketing Authorization for the first (1st) Licensed Product.

(v)            To the extent that Sublicense Revenue represents an unallocated combined payment for both a sublicense of the Patent Rights and Subject Technology as well as other third party-owned intellectual property, undertakings or subject matter, such Sublicense Revenue from such sublicensing arrangement for purposes of calculating payments due to BCM shall be reasonably allocated by LICENSEE between such Patent Rights and Subject Technology and such other intellectual property, undertakings or subject matter, based on their relative value consistent with comparable industry standard arms’ length transactions, provided that (i) LICENSEE shall provide BCM with documentation supporting such allocation to the reasonable satisfaction of BCM and (ii) under no circumstance shall the percentage of sublicense revenue due BCM be less than [***REDACTED***] percent ([***REDACTED***]%) of the amounts stipulated in Section 4.5(i) through (iv). If BCM reasonably disputes LICENSEE’s allocation of Sublicense Revenue with respect to a particular sublicense, then, upon written notice by either Party to the other, such dispute may be submitted for resolution pursuant to Section 14. Neither Party shall be deemed in breach of this Agreement by reason of a failure to agree on such amount (or with respect to LICENSEE, to pay the disputed amount); provided in the case of LICENSEE, that it has paid the undisputed portion of such Sublicense Revenue and, following resolution pursuant to Section 14 promptly pays any amount determined to be due thereunder.

4.6               One-Time Liquidity Incentive. Within sixty (60) days upon the first occurrence of a Liquidity Event, LICENSEE will make or cause to be made a one-time cash milestone payment to BCM equal to [***REDACTED***] percent ([***REDACTED***]%) of the Liquidity Event Proceeds, provided, that if any portion of the Liquidity Event Proceeds is a contingent payment, any such contingent amounts shall be paid when and if such amounts are paid to LICENSEE or its equity holders. This payment obligation will terminate if LICENSEE terminates this Agreement within two (2) years of the Agreement Date and no Liquidity Event has occurred prior to such termination, but will otherwise remain applicable and shall survive termination or expiration of this Agreement. Upon the payment of the Liquidity Event Proceeds to BCM upon consummation of a Liquidity Event, all rights of BCM under this Section 4.6 shall thereafter terminate.

4.7               Payment Addresses. Payments sent by check are to be made payable to “Baylor College of Medicine” and shall be sent to the address below. If payments are sent by wire transfer, they shall be sent using wiring instructions provided in Appendix D. All payments shall reference BLG number(s) listed on the front page of the Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

BCM Tax ID #: 74-1613878

Baylor College of Medicine

Licensing Group

P.O. Box 301503

Dallas, Texas 75303-1503

Telephone No.  713-798-6821

Facsimile No.  713-798-1252

E-Mail: blg@bcm.tmc.edu

4.8               Payments shall be deemed received only upon confirmation that all funds have been received by the LICENSING GROUP as referenced above. LICENSEE hereby accepts responsibility for ensuring that payment is addressed correctly.

4.9               LICENSEE Payment Contact. For questions about payments, BCM can contact LICENSEE at the address below:

Marker Therapeutics, Inc.

ATTN: President and CEO

33 5th Avenue N.W.

New Brighton, Minnesota

Telephone No. 651-628-9259

Facsimile No. 651-628-9507

E-Mail: john.wilson@wilsonwolf.com

4.10           Payment Conditions. All payments due hereunder are payable in United States dollars. No transfer, exchange, collection or other charges, including any wire transfer fees, shall be deducted from such payments. For sales of Licensed Products in currencies other than the United States, LICENSEE shall use exchange rates published in The Wall Street Journal on the last business day of the six (6) month period that such payment is due.

4.11           Late Payments. Late payments shall be subject to a charge of [***REDACTED***] percent ([***REDACTED***]%) per month, the interest being compounded annually, or [***REDACTED***] dollars ($[***REDACTED***]), whichever is greater. LICENSEE shall calculate the correct late payment charge, and shall add it to each such late payment. Said late payment charge and the payment and acceptance thereof shall not negate or waive the right of BCM to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment. LICENSEE shall indemnify BCM for all attorneys' fees and costs BCM incurs in obtaining a full payment of that which is owed to BCM.

4.12           Taxes. LICENSEE may withhold from payment made to BCM under this Agreement any tax required to be withheld by LICENSEE under the laws of the country or jurisdiction where LICENSEE has commercially sold Licensed Product(s) or any other Applicable Law. If any tax is withheld by LICENSEE, LICENSEE shall provide BCM receipts or other evidence of such withholding and payment to the appropriate tax authorities on a timely basis following that tax payment.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.              REPORTING

5.1               Annual Progress Report. No later than sixty (60) days after December 31 of each calendar year, LICENSEE shall provide to BCM a written annual progress report describing LICENSEE's progress on all research and development and commercial activities, during the most recent twelve (12) month period ending December 31 and plans for the forthcoming year (“Annual Progress Report”). If multiple technologies are covered by the license granted hereunder, the progress report shall provide the information set forth above for each technology. At BCM’s request, LICENSEE shall also provide any reasonable additional data BCM requires to evaluate LICENSEE’s performance of its obligations hereunder. For the avoidance of doubt, any such report and data shall be the Confidential Information of LICENSEE.

5.2               Notification of First Sale. LICENSEE shall notify BCM the date on which LICENSEE (including any Affiliate) and/or the Sublicensees make a first commercial Sale of a Licensed Products in each country in which it occurs within thirty (30) days of occurrence.

5.3               Royalty Reports. LICENSEE shall submit to BCM within forty-five (45) days after March 31, June 30, September 30 and December 31, a written report on a form provided by BCM (a current version of which is attached as Appendix C) setting forth for such calendar quarter at least the following information:

(i)            the number of Licensed Products sold by LICENSEE and Sublicensees in each country;

(ii)            total billings for such Licensed Products;

(iii)            the gross amount of monies or cash equivalent or other consideration which is received for sales, leases, licenses or other modes of transfer of Licensed Products by LICENSEE;

(iv)            the identity of that consideration which is received instead of money for sales, leases, licenses or other modes of transfer of Licensed Products by LICENSEE;

(v)            aggregate deductions from the gross amount as expressly permitted herein to determine the Net Sales thereof, for the avoidance of doubt, LICENSEE will not provide itemized deductions from gross sales to Net Sales;

(vi)            the amount of Royalties due thereon, or, if no Royalties are due to BCM for any reporting period, the statement that no Royalties are due;

(vii)            the amount of Sublicensing Revenue received by LICENSEE; and

(viii)            the amount of other payments due BCM, including but not limited to, milestone payments, minimum royalty payments and maintenance fee payments.

 The royalty report shall be certified as correct by an officer of LICENSEE. After termination, but not expiration, of this Agreement, LICENSEE will continue to submit royalty reports and payments to BCM as per LICENSEE’s obligations under this Agreement until all Licensed Products made, used, marketed, leased or imported under this Agreement have been sold, destroyed or expired.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.4               Payment to Accompany Royalty Reports. LICENSEE shall pay to BCM with each such Royalty report the amount of Royalties and other payments due with respect to such calendar quarter.

5.5               Notification of Merger or Acquisition. In the event of acquisition, merger, change of corporate name, or change of make-up, organization, or identity, LICENSEE shall notify BCM in writing within thirty (30) days after the closing date of such event.

5.6               Entity Status. If LICENSEE or Sublicensee does not qualify as a “small entity” as provided by the United States Patent and Trademark Office, LICENSEE must notify BCM immediately.

6.           TRANSFER OF SUBJECT TECHNOLOGY

6.1               Transfer Schedule. Upon receipt of the equity award described in Paragraph 4.1, BCM shall, within thirty (30) days thereof, provide LICENSEE with reasonable quantities of the Subject Technology. The Parties understand and agree that BCM will use reasonable efforts to provide the Subject Technology within thirty (30) days of receipt of the license fee, however the Parties acknowledge that unforeseen circumstances might delay delivery and such failure to provide the Subject Technology based on such unforeseen circumstances shall not be considered a breach of this Agreement by BCM.

6.2               Transfer Address and Payment. Such Subject Technology shall be sent to the address below, via UPS overnight courier using LICENSEE’s courier account number [***REDACTED***].

Marker Therapeutics, Inc.

ATTN: President and CEO

33 5th Avenue N.W.

New Brighton, Minnesota

Telephone No. 651-628-9259

Facsimile No. 651-628-9507

E-Mail: john.wilson@wilsonwolf.com

7.           RECORDS AND INSPECTION

7.1               Accounting Records. LICENSEE shall maintain, and shall cause its Sublicensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to BCM in relation to this Agreement, which records shall contain sufficient information to permit BCM to confirm the accuracy of any reports delivered to BCM and compliance in other respects with this Agreement. The relevant party shall retain such records for at least five (5) years following the end of the calendar year to which they pertain.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.2               Audit by BCM. During the Term of this Agreement as defined below and for a period of two (2) years thereafter, BCM or its representatives shall have the right to inspect the books and records of LICENSEE in conjunction with the performance of LICENSEE’s obligations under the terms and conditions of this Agreement. The scope of such audit and inspection activities may include the review of records supporting activities performed by LICENSEE in conjunction with its obligations under this Agreement, as well as processes and related process internal controls and support systems, the quality and accuracy of which are directly related to the performance of LICENSEE’s obligations under the terms and conditions of this Agreement. LICENSEE agrees to provide representatives of BCM reasonable access to books, records, systems and processes, and shall cooperate fully with BCM’s representatives in support of their inspection and audit activities during LICENSEE’s normal business hours. Prior to commencing an audit, BCM shall require the representatives performing the audit enter into an appropriate confidentiality agreement, obligating the representatives to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are not less restrictive than the obligations set forth in Section 17.

In respect for each audit of LICENSEE’s books and records: (i) the LICENSEE may be audited only once per year, (ii) no records for any given year for LICENSEE may be audited more than once; provided that the LICENSEE’s records shall still be made available if such records impact another financial year which is being audited, and (iii) BCM shall only be entitled to audit books and records of LICENSEE from the five (5) calendar years prior to the calendar year in which the audit request is made.

In order to initiate an audit for a particular calendar year, BCM must provide LICENSEE with written notice of one or more proposed dates of the audit not less than thirty (30) days prior to the first proposed date. LICENSEE will reasonably accommodate the scheduling of such audit and the Parties shall mutually agree on the audit date. LICENSEE shall provide BCM with full and complete access to the applicable books and records and otherwise reasonably cooperate with such audit.

7.3               Payment Deficiency. If a payment deficiency is determined, LICENSEE and it Sublicensee(s), as applicable, shall pay the outstanding amounts within thirty (30) days of receiving written notice thereof, plus interest on such outstanding amounts as described in Section 5.

7.4               Responsibility for Audit Costs. BCM will pay for any audit done under Paragraph 7.2. However, in the event that the audit reveals an underpayment of Royalties or fees by more than five percent (5%) for the period being audited, the cost of the audit shall be paid by LICENSEE. If the underpayment is less than five percent (5%) but more than two percent (2%) for the period being audited, LICENSEE and BCM shall each pay fifty percent (50%) of the cost of the audit.

7.5               Use of Audit Information. Any information received by BCM pursuant to this Section 7 shall be deemed to be Confidential Information for the purposes of Section 17. Such information shall be used solely for the purpose for which the audit was conducted.

8.           SUBLICENSES

All sublicenses granted by LICENSEE of its rights hereunder shall be consistent with and subject to the terms and conditions of this Agreement and LICENSEE shall remain fully responsible to BCM for the performance of its Sublicensees with respect to LICENSEE's obligations under the terms of this Agreement. Any act or omission of a Sublicensee which would be a material breach of this Agreement if performed by LICENSEE shall be deemed to be a breach by LICENSEE of this Agreement susceptible to cure within the cure period specified in Section 11.1. Each sublicense agreement granted by LICENSEE shall include an audit right of the same scope as provided in Section 7 hereof with respect to LICENSEE. LICENSEE shall give BCM prompt notification of the identity and address of each Sublicensee with whom it concludes a sublicense agreement and shall supply BCM with a copy of each such sublicense agreement.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.           PATENTS AND INFRINGEMENT

9.1               Patent Prosecution Responsibility. For the Term of this Agreement as defined below, BCM shall be responsible for filing, prosecuting and maintaining all patent applications and patents included in the Patent Rights, and LICENSEE agrees to pay all previously unreimbursed Legal Costs, which Legal Costs shall be reduced on a pro-rata basis on a patent or patent application basis should BCM license such patent or patent application in additional fields of use to any third party. BCM shall select all outside counsel for prosecution of the Patent Rights and such counsel shall represent BCM in such prosecution. For so long as LICENSEE is the sole LICENSEE of the Patent Rights, BCM shall instruct its patent counsel to invoice LICENSEE directly for all such Legal Costs. LICENSEE agrees to pay all such invoices within thirty (30) days of receipt.

9.2               Notification of Intent Not to Pursue. In the event that LICENSEE decides not to pay for the costs associated with either: (i) the prosecution of certain patent applications within the Patent Rights to issuance or (ii) maintenance of any United States or foreign issued patent on the Patent Rights, LICENSEE shall timely notify BCM in writing thereof. LICENSEE's right under this Agreement to practice the invention under the patent not being pursued shall immediately terminate upon the giving of such notice. If LICENSEE fails to notify BCM at least thirty (30) calendar days prior to the deadline for taking any action for such patent or patent application, as the case may be, for BCM to assume said costs prior to the abandonment or expiration of any Patent Rights, LICENSEE shall be considered in default of this Agreement as per that Patent Right.. LICENSEE’s right under this Agreement to practice the invention under the patent or patent application for which LICENSEE does not pay for its share (as set forth in Section 9.1) shall immediately terminate with respect to such jurisdiction upon the giving of such notice.

9.3               Notification of Patent Prosecution Action. BCM agrees to keep LICENSEE fully informed, at LICENSEE's expense, of all prosecutions and other actions pursuant to this Section 9, including submitting to LICENSEE all serial numbers and filing dates, and copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. With respect to any substantive submissions that BCM is requires to or otherwise intends to submit to a patent office with respect to a Patent Right, BCM shall act in good faith and provide a draft of such submission to LICENSEE for its review and comment as soon as reasonably practical prior to the deadline for, or the intended filing date of, such submission. LICENSEE shall have the right to review and comment upon any such submission by BCM to a patent office, and will provide such comments within thirty (30) days after receiving such submission (provided, that if no comments are received prior to the deadline for such submission, then BCM may proceed with such submission. BCM shall consider in good faith any suggestions or recommendations of LICENSEE concerning the preparation, filing, prosecution and maintenance thereof as may be applicable to the Field.

9.4               Extension of Patent Term for Licensed Products. LICENSEE shall have the first right, but not the obligation, to seek patent term extension, including supplemental protection certificates and the like available under Applicable Law, under the Patent Rights, for Licensed Product(s). BCM shall cooperate with LICENSEE in seeking patent term extensions for Licensed Product(s) under the Patent Rights pertaining solely in the Field; provided, however, that if patent term extension is to be pursued by a third party before LICENSEE for a patent licensed to the third party in any separate field of use and contains Valid Claims both within and outside and/or overlapping the Field, then BCM shall notify LICENSEE so that all the Parties can work in good faith to determine which Party is to pursue the patent term extension. All such actions shall be at LICENSEE’s expense.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.5               Patent Procedures for Biosimilars. The Parties shall cooperate, at LICENSEE’s expense, with respect to the content and submission of any patent listings in connection with patent linkage systems and/or a generic/biosimilar application filing, in each case in the Field, including providing the third party generic/biosimilar application with a list of patents that could reasonably be asserted; and a designation of patents available for license.

9.6               Cooperation. BCM agrees to reasonably cooperate with LICENSEE, at LICENSEE’s expense, to whatever extent is reasonably necessary to provide LICENSEE the full benefit of the license granted herein.

9.7               Infringement Procedures. During the Term of this Agreement as defined below, each Party shall promptly inform the other of any suspected infringement of any claims in the Patent Rights or the misuse, misappropriation, theft or breach of confidence or other proprietary rights in or to the Subject Technology and/or Patent Rights by a third party (collectively “Third Party Activities”), and with respect to such activities as are suspected. Any action or proceeding against such Third Party Activities shall be instituted as following:

(i)            BCM shall have the first right, but not the obligation, to institute an action or proceeding against Third Party Activities. If BCM fails to bring such an action or proceeding within a period of three (3) months after receiving notice or otherwise having knowledge of such Third Party Activities, then LICENSEE shall have the right, but not the obligation, to prosecute the same solely with respect to the activities in the Field at its own expense, using legal counsel of its choice acceptable to BCM, whose acceptance shall not be unreasonably withheld, conditioned, or delayed.

(ii)            The Party not instituting the action or the proceeding (the “Non-Instituting Party”) will reasonably cooperate with the Party instituting the action or the proceeding (the “Instituting Party”) in such action. In addition, if the Non-Instituting Party cooperates in such action, such cooperation shall be at the Instituting Party’s sole expense. Should either BCM or LICENSEE commence action under the provisions of this Paragraph 9.7 and thereafter elect to abandon the same, it shall give timely notice to the other Party who may, if it so desires, continue prosecution of such action or proceeding. All recoveries, whether by judgment, award, decree or settlement, from infringement of any claims in the Patent Rights or the misuse, misappropriation, theft or breach of confidence or other proprietary rights in or to the Subject Technology and/or Patent Rights by a third party shall be apportioned as follows: (a) the Party bringing the action or proceeding shall first recover an amount equal the costs and expenses incurred by such Party directly related to the prosecution of such action or proceeding, (b) the Party cooperating in such action or proceeding shall then recover costs and expenses incurred by such Party, if any, directly related to its cooperation in the prosecution of such action or proceeding and (c) the remainder shall be shared by the parties, with the Party bringing the action allocated eighty percent (80%) and the Party cooperating in such action allocated twenty percent (20%) of such amounts.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(iii)            In the case of an action pursuant to Paragraph 9.7(i) or (ii), BCM and LICENSEE may decide to jointly prosecute an action or proceeding after it has been instituted by one Party. The action shall then be continued in the name or names they both agree is expedient for efficient prosecution of such action. Alternatively, BCM and LICENSEE may agree to jointly institute an action against Third Party Activities in which case each of the Parties shall cooperate with the other Party as required of a Non-Instituting Party pursuant to Paragraph 9.7(iv). LICENSEE and BCM shall agree to the manner in which they shall exercise control over any joint action or proceeding, providing however that if they cannot agree, BCM shall have the right to unilaterally decide on control. In such joint action or proceeding, the out-of-pocket costs shall be borne equally, and any recovery or settlement shall be shared equally.

9.8               Consent to Settle. Neither BCM nor LICENSEE shall settle any action covered by Paragraph 9.7 without first obtaining the consent of the other Party, which consent will not be unreasonably withheld.

9.9               Defense of Infringement Claims. If any third party asserts a claim, demand, action, suit or proceeding against LICENSEE (or any of its Affiliates or Sublicensees), alleging that any Licensed Product, the use or practice of the Subject Technology or Patent Rights, infringes, misappropriates, misuses or violates, or breaches any confidence or other proprietary rights in, the intellectual property rights of any Person (any such claim, demand, action, suit or proceeding being referred to as and “Infringement Claim”), LICENSEE shall promptly notify BCM in writing specifying the facts, to the extent known, in reasonable detail. In the case of any such Infringement Claim, LICENSEE shall assume control of the defense and shall have the exclusive right to settle any Infringement Claim against LICENSEE without the consent of BCM; provided, however, if such settlement requires any payment from BCM or decrease in BCM’s rights under this Agreement, LICENSEE shall be required to obtain BCM’s consent, which consent will not be unreasonably withheld.

9.10           Liability for Losses. Subject to Paragraph 16.1, BCM shall not be liable for any losses incurred as the result of an action for infringement brought against LICENSEE as the result of LICENSEE’s exercise of any right granted under this Agreement. The decision to defend or not defend shall be in LICENSEE’s sole discretion.

10.           TERM

Unless sooner terminated as otherwise provided in Section 11, the license to employ Patent Rights and Subject Technology granted herein as part of Section 2 shall expire on a Licensed Product-by-Licensed Product and country-by-country basis, on the later of (i) the date of expiration of the last Valid Claim of the Patent Rights to expire that covers the sale of such Licensed Product in such country or (ii) the first date following the tenth (10th) anniversary of the first commercial Sale of the first Licensed Product by LICENSEE in such country (“Term”). After such expiration, but not termination, the licenses granted to LICENSEE pursuant to Section 2 shall survive and become perpetual, paid-in-full (i.e., royalty-free) license in such country and with respect to such Licensed Product.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

11.           TERMINATION

11.1           Termination for Default. In the event of material default or failure by LICENSEE of its overall obligations under this Agreement to perform any of the terms, covenants or provisions of this Agreement, including failure to make timely payment, taken as a whole, LICENSEE shall have thirty (30) days after BCM has provided written notice of such material default or failure to correct such default or failure. BCM shall not have the right to cancel and terminate this Agreement if LICENSEE has cured or corrected the default or failure before the end of such thirty (30) calendar day notice period and so notifies BCM, stating the manner of the cure as set forth in Section 11.1(i). If such material default or failure is not cured or corrected within such thirty (30) day period, BCM shall have the right, at its option, to cancel and terminate this Agreement. The failure of BCM to exercise such right of termination, for non-payment of Royalties/fees or otherwise, shall not be deemed to be a waiver of any right BCM might have, nor shall such failure preclude BCM from exercising or enforcing said right upon any subsequent failure by LICENSEE.

(i)            Notwithstanding the foregoing, if a material default or failure is not susceptible to cure within the cure period specified in this Section 11.1, BCM’s right of termination shall be suspended only if, and for so long as, (i) LICENSEE has provided BCM with a written plan that is reasonably calculated to effect a cure, (ii) such plan is reasonably acceptable to BCM, provided acceptance of such a plan is at BCM’s sole but reasonable discretion; and (iii) LICENSEE commits to and does carry out such plan; provided, however, that, unless mutually agreed by the Parties in such plan, in no event shall such suspension of the BCM’s right to terminated extend beyond sixty (60) days after the original cure period.

(ii)            Notwithstanding the foregoing, if either Party is alleged to be in material breach and disputes such termination through the dispute resolution procedures set forth in this Agreement, then the other Party’s right to terminate this Agreement shall be tolled for so long as such dispute resolution procedures are being pursued by the allegedly breaching Party in good faith, and if it is finally and conclusively determined that the allegedly breaching Party is in material breach, then the breaching Party shall have the right to cure such material breach after such determination within the cure period provided in this Section 11.1.

11.2           Termination for Insolvency. BCM shall have the right, at its option, to cancel and terminate this Agreement in the event that LICENSEE shall (i) become involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business or (ii) make an assignment of all or substantially all of its assets for the benefit of creditors, or in the event that (iii) a receiver or trustee is appointed for LICENSEE and LICENSEE shall, after the expiration of thirty (30) days following any of the events enumerated above, have been unable to secure a dismissal, stay or other suspension of such proceedings.

11.3           Termination by Licensee. LICENSEE shall have the right in its sole discretion to terminate this Agreement upon sixty 60) days written notice to BCM.

11.4           Effect of Termination. Subject to Section 10, in the event of termination of this Agreement, but not expiration, all rights to the Subject Technology and Patent Rights shall revert to BCM, except to the extent necessary to exercise any surviving right or license hereunder. Except as expressly set forth herein, at the date of any early termination of this Agreement, LICENSEE and any Sublicensee shall immediately cease using any of the Subject Technology and Patent Rights and LICENSEE and any Sublicensee in possession of any Subject Technology shall immediately destroy any Subject Technology in its possession and send to BCM a written affirmation of such destruction signed by an officer of LICENSEE and each such Sublicensee; provided, however, that LICENSEE, its Affiliates and Sublicensees may sell any Licensed Products actually in the possession of LICENSEE, such Affiliates or Sublicensees on the effective date of termination, provided that LICENSEE continues to submit royalty reports to BCM and pays to BCM the Royalties on all such sales in accordance with Paragraph 5.3 with respect thereto and otherwise complying with the terms of this Agreement and sell all Licensed Products within six (6) months after the effective date of termination.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

11.5           Effect of Termination on Sublicensees. LICENSEE shall provide, in all sublicenses granted by it under this Agreement, that LICENSEE’s interest in such sublicenses shall, at BCM’s option, terminate or be assigned to BCM upon termination of this Agreement, provided, however, that any validly issued sublicense in good standing on the date of termination shall survive any termination or expiration of this Agreement provided that the Sublicensee agrees to be bound by the applicable terms of this Agreement with respect to activities of the Sublicensee under such sublicense.

11.6           No Refund. In the event this Agreement is terminated pursuant to this Section 11, or expires as provided for in Section 10, BCM is under no obligation to refund any payments made by LICENSEE to BCM prior to the effective date of such termination or expiration.

11.7           Survival of Termination. No termination of this Agreement shall constitute a termination or a waiver of any rights of either Party against the other Party accruing at or prior to the time of such termination. The obligations of Sections 4, 5, 7, 11, 13, 14, 15, 16, 17 and 18 shall survive termination of this Agreement.

12.           ASSIGNABILITY

Without the prior written approval of BCM, which will not be unreasonably withheld, neither this Agreement nor the rights granted hereunder shall be transferred or assigned in whole or in part by LICENSEE to any person or entity whether voluntarily or involuntarily, by operation of law or otherwise. Notwithstanding the foregoing, LICENSEE may assign this Agreement and its rights and obligations hereunder without BCM’s consent, (i) in connection with the transfer or sale of all or substantially all of its assets or the business of LICENSEE to which this Agreement relates, (ii) in connection with the closing of the TapImmune Transaction or any other merger, reorganization or similar transaction effected within nine (9) months of the Agreement Date, or (iii) to any Affiliate; so long as, in each case, LICENSEE gives BCM prompt notice of such action and the successor entity or Affiliate, as the case may be, acknowledges its consent and agreement to the terms of this Agreement in writing before or contemporaneously with such assignment; and so long as such action is not entered into solely to satisfy creditors of LICENSEE. This Agreement shall be binding upon and shall inure to the benefit of the respective successors, legal representatives and assignees of each of the Parties.

13.           GOVERNMENTAL COMPLIANCE

13.1           Compliance with Applicable Laws. LICENSEE shall at all times during the Term of this Agreement and for so long as it shall use the Subject Technology and/or Patent Rights, or sell Licensed Products, conduct its activities under this Agreement, and require its Sublicensees to conduct their activities under this Agreement, in compliance in all material respects with all laws that may control the import, export, manufacture, use, sale, marketing, distribution and other commercial exploitation of the Subject Technology, Patent Rights, Licensed Products or any other activity undertaken pursuant to this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.2           Requirement for U.S. Manufacture. If required by U.S. law, LICENSEE agrees that Licensed Products leased or sold in the United States shall be manufactured substantially in the United States. BCM shall reasonably cooperate with and assist LICENSEE, at LICENSEE’s request and expense, to obtain waivers to such requirement.

13.3           Export Control Regulations. The Subject Technology is subject to, and LICENSEE agrees to comply in all respects with, U.S. law including but not limited to U.S. export controls under the Export Administration Regulations (15 C.F.R. Part 734 et seq.) and U.S. economic sanctions and embargoes codified in 31 C.F.R. Chapter V. LICENSEE agrees that LICENSEE bears sole responsibility for understanding and complying with current U.S. trade controls laws and regulations as applicable to its activities subject to this Agreement. Without limitation on the general agreement to comply set forth in the first sentence of this Section 13.3, LICENSEE agrees not to sell any goods, services, or technologies subject to this Agreement, or to release or disclose or re-export the same: (i) to any destination prohibited by U.S. law, including any destination subject to U.S. economic embargo; (ii) to any end-user prohibited by U.S. law, including any person or entity listed on the U.S. government’s Specially Designated Nationals list, Denied Persons List, Debarred Parties List, Unverified List, or Entities List; (iii) to any foreign national in the U.S. or abroad without prior license if required; or (iv) to any user, for any use, or to any destination without prior license if required.

14.           DISPUTE RESOLUTION

14.1           Amicable Resolution. The Parties shall attempt to settle any controversy between them amicably. To this end, a senior executive from each Party shall consult and negotiate to reach a solution. The Parties agree that the period of amicable resolution shall toll any otherwise applicable statute of limitations.

14.2           Failure to Amicably Resolve. If the senior executives from each Party fail to meet or if the matter remains unresolved for a period of sixty (60) days, then either Party may initiate proceedings to resolve such dispute in accordance with this Section 14.2. The parties hereby irrevocably submit to the jurisdiction of a state or federal court of competent jurisdiction in Harris County, Texas, agree that any litigated dispute will be conducted solely in such courts and, by execution and delivery of this Agreement, each (a) accepts, generally and unconditionally, the jurisdiction of such court and any related appellate court and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

14.3           Construction and Jurisdiction. This Agreement shall be deemed to be subject to, and have been made under, and shall be construed and interpreted in accordance with the laws of the State of Texas. No conflict-of-laws rule or law that might refer such construction and interpretation to the laws of another state, republic, or country shall be considered. This Agreement is performable in part in Harris County, Texas, and the Parties mutually agree that personal jurisdiction and venue shall be proper in the state and federal courts situated in Harris County, Texas, and agree that any litigated dispute will be conducted solely in such courts.

15.           NOTICES

15.1           Addresses for Notices. All notices, reports or other communication pursuant to this Agreement shall be sent to such Party via (i) United States Postal Service postage prepaid, (ii) overnight courier, or (iii) facsimile transmission, addressed to it at its address set forth below or as it shall designate by written notice given to the other Party. Notice shall be sufficiently made, or given and received (a) on the date of mailing or (b) when a facsimile printer (or similar facsimile transmission technology) reflects transmission.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

In the case of BCM:

Patrick Turley

Associate General Counsel

Baylor College of Medicine

One Baylor Plaza, BCM210-600D

Houston, TX 77030

Telephone No.  713-798-6821

Facsimile No.  713-798-1252

E-Mail: blg@bcm.tmc.edu

In the case of LICENSEE:

Marker Therapeutics, Inc.

ATTN: President & CEO

33 5th Avenue N.W.

New Brighton, Minnesota

Telephone No. 651-628-9259

Facsimile No. 651-628-9507

E-Mail: john.wilson@wilsonwolf.com

15.2           Use of Reference Number. Each such report, notice or other communication shall include BLG number(s) listed on the front page of this Agreement.

16.           INDEMNITY, INSURANCE & WARRANTIES

16.1           INDEMNITY.

(i)            Each Party shall notify the other of any claim, lawsuit or other proceeding related to the Subject Technology and PATENT RIGHTS. LICENSEE agrees that it will defend, indemnify and hold harmless BCM, its faculty members, scientists, researchers, employees, students, officers, trustees and agents and each of them (the “Indemnified Parties”) from and against any and all claims, causes of action, lawsuits or other proceedings (the “BCM Claims”) filed or otherwise instituted against any of the Indemnified Parties related directly or indirectly to or arising out of the design, process, manufacture or use by THIRD party of the Licensed Products even though such BCM Claims and the LIABILITIES, costs (including, but not limited to, the payment of all reasonable attorneys' fees and costs of litigation or other defense) related thereto result in whole or in part from the negligence of any of the Indemnified Parties or are based upon doctrines of strict liability or product liability; provided, however, that such indemnity shall not apply to any BCM Claims arising from the gross negligence or intentional misconduct of any Indemnified Party. LICENSEE will also assume responsibility for all REASONABLE costs and expenses related to such BCM Claims for which it is obligated to indemnify the Indemnified Parties pursuant to this Paragraph 16.1, including, but not limited to, the payment of all reasonable attorneys' fees and costs of litigation or other defense.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(ii)            licensee further agrees not to settle any Claim against an IndemniFIED Party without the IndemniFIED Party’s written consent which consent shall not be unreasonably withheld. licensee further agrees to keep THE IndemniFIED Parties fully apprised of the BCM claims.

(iii)            IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFIT, FROM ITS PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, except to the extent any of the foregoing damages or losses (A) are subject to any third party claims, or (B) are determined by a court of competent jurisdiction to be the appropriate measure of direct damages with respect to the matters giving rise to the claim.

16.2           Insurance.

(i)            LICENSEE shall maintain insurance with creditworthy insurance in accordance with Applicable Laws against such risks and consistent with prevailing business practices utilized by Person's of similar size, type and stage of development to develop products similar to the Licensed Products and reasonable in light of LICENSEE'S level of resources, business operations and availability of coverage, which coverage shall not be less than: (a) worker's compensation insurance within statutory limits, (b) general liability insurance (with Broad Form General Liability endorsement) with limits of not less than one million dollars ($1,000,000) per occurrence with an annual aggregate of two million dollars ($2,000,000) and (c) upon initiation of any human clinical study, products liability insurance, with limits of not less than three million dollars ($3,000,000) per occurrence with an annual aggregate of five million dollars ($5,000,000).

(ii)            At such time that LICENSEE receives commercialization approval from a national regulatory body for any Licensed Product(s), LICENSEE shall for so long as LICENSEE manufactures, uses or sells any Licensed Product(s), maintain in full force and effect policies of (a) worker's compensation insurance within statutory limits, (b) employers' liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence, (c) general liability insurance (with Broad Form General Liability endorsement) with limits of not less than twenty million dollars ($20,000,000) per occurrence with an annual aggregate of forty million dollars ($40,000,000) and (d) products liability insurance, with limits of not less than ten million dollars ($10,000,000) per occurrence with an annual aggregate of twenty five million dollars ($25,000,000).

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(iii)            Such coverage(s) shall be purchased from a carrier or carriers having an A. M. Best rating of at least A- (A minus) and shall name BCM as an additional insured. LICENSEE shall provide to BCM copies of certificates of insurance within thirty (30) days after execution of this Agreement. Upon request by BCM, LICENSEE shall provide to BCM copies of said policies of insurance. It is the intention of the Parties hereto that LICENSEE shall, throughout the Term of this Agreement and for any period in which the statute of limitations has not expired, continuously and without interruption, maintain in force the required insurance coverages set forth in this Paragraph 16.2. Failure of LICENSEE to comply with this requirement shall constitute a default of LICENSEE allowing BCM, at its option, to immediately terminate this Agreement.

(iv)            BCM reserves the right to request additional policies of insurance where appropriate and commercially reasonable in light of LICENSEE’s business operations and availability of coverage, in which case the Parties will negotiate in good faith a mutually agreed amendment to this Section 16.2.

16.3           NO WARRANTY. LICENSEE ACKNOWLEDGES THAT BCM DOES NOT PROVIDE ANY WARRANTIES AND THAT LICENSEE TAKES THE PATENT RIGHTS AND SUBJECT TECHNOLOGY ON AN “AS IS” BASIS.

16.4           Disclaimer of Warranty. BCM MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS OR MERCHANTABILITY, REGARDING OR WITH RESPECT TO THE SUBJECT TECHNOLOGY, PATENT RIGHTS OR LICENSED PRODUCTS AND BCM MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OF THE PATENTABILITY OF THE SUBJECT TECHNOLOGY, PATENT RIGHTS OR LICENSED PRODUCTS OR OF THE ENFORCEABILITY OF ANY PATENTS ISSUING THEREUPON, IF ANY, OR THAT THE SUBJECT TECHNOLOGY, PATENT RIGHTS OR LICENSED PRODUCTS ARE OR SHALL BE FREE FROM INFRINGEMENT OF ANY PATENT OR OTHER RIGHTS OF THIRD PARTIES. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS CONFERRING BY IMPLICATION, ESTOPPEL OR OTHERWISE ANY LICENSE OR RIGHTS UNDER ANY PATENTS OF BCM OTHER THAN THE PATENT RIGHTS, REGARDLESS OF WHETHER SUCH PATENTS ARE DOMINANT OR SUBORDINATE TO THE PATENT RIGHTS.

17.           CONFIDENTIALITY

17.1            Scope. The Receiving Party shall not, directly or indirectly, disclose, divulge or reveal to any Third Party the Disclosing Party’s Confidential Information without the Disclosing Party’s prior written consent except as set forth herein. Receiving Party shall maintain the Disclosing Party’s Confidential Information in confidence and use the same only in accordance with this Agreement. Employees, agents or subcontractors of Receiving Party shall be given access to the Disclosing Party’s Confidential Information only on a legitimate “need to know” basis and after agreeing to be bound in writing to not divulge or reveal the Disclosing Party’s Confidential Information. The public disclosure by a Receiving Party with the permission of the Disclosing Party of any one component of that which was identified as or constituted the Confidential Information of the Disclosing Party shall not prevent the other components from retaining their status as Confidential Information and the property of the Disclosing Party.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

17.2           Exclusion. Such obligation of confidentiality shall not apply to information which the Receiving Party can demonstrate that (i) was at the time of disclosure in the public domain; (ii) has come into the public domain after disclosure through no fault of the Receiving Party; (iii) was known to the Receiving Party prior to disclosure thereof by the Disclosing Party; (iv) was lawfully disclosed to the Receiving Party by a third party which was not under an obligation of confidence to the Disclosing Party with respect thereto; (v) was approved for public release by prior written permission of the Disclosing Party; (vi) is required to be submitted to a governmental agency for the purpose of obtaining product approval, provided that the recipient will make a good faith attempt to obtain confidential treatment of the information by such agency; or (v) was independently developed by the Receiving Party without the use of or reference to Confidential Information provided by the Disclosing Party.

17.3           Compliance with Applicable Law. If the recipient of Confidential Information becomes legally compelled to disclose any Confidential Information in order to comply with Applicable Laws or with an order issued by a court or regulatory body with competent jurisdiction, the recipient shall (x) provide prompt written notice to the disclosing Party so that the disclosing Party may seek a protective order or other appropriate remedy or waive its rights under this Section 17; and (y) disclose only the portion of Confidential Information that it is legally required to furnish; provide that, in connection with such disclosure, the Receiving Party shall use commercially reasonable efforts to obtain assurance that confidential treatment will be given with respect to such Confidential Information. If any Party is required to file this Agreement with any Governmental Authority, such Party shall redact the terms of this Agreement to the extent possible in order to keep particularly sensitive provisions confidential.

17.4           Confidentiality of Agreement. Unless otherwise provided for in this Agreement, the Parties agree that this Agreement and its terms are to be considered Confidential Information of both Parties. Notwithstanding the foregoing, LICENSEE may disclose the terms of this Agreement to the extent required by securities or other applicable laws, or rules of any recognized stock exchange, to existing or prospective investors, acquirers, partners, collaborators, licensees, contractors, and to LICENSEE’s accountants, attorneys and other professional advisors, in each case on a need-to-know basis and subject to customary confidentiality restrictions.

17.5           Return and Destruction. Upon the termination or expiration of this Agreement, upon the request of the Disclosing Party, the Receiving Party shall promptly redeliver to the Disclosing Party all Confidential Information provided to the Receiving Party in tangible form or destroy the same and certify in writing that such destruction occurred; provided, however, that nothing in this Agreement shall require the alteration, modification, deletion or destruction of computer backup tapes made in the ordinary course of business. All notes or other work product prepared by the Receiving Party based upon or incorporating Confidential Information of the Disclosing Party shall be destroyed, and such destruction shall be certified in writing to the Disclosing Party. Notwithstanding the foregoing, legal counsel to the Receiving Party shall be permitted to retain in its files one copy of all Confidential Information to evidence the scope of and to enforce the Party’s obligation of confidentiality under this Section 17.

17.6           Prior Agreements. The provisions of this Section 17 shall supersede and replace any prior agreements among BCM and LICENSEE and all Confidential Information previously disclosed by the parties shall be deemed to have been disclosed hereunder.

18.           ADDITIONAL PROVISIONS

18.1           Use of BCM Name. LICENSEE agrees that it shall not use in any way the name of “Baylor,” “Baylor College of Medicine” or any logotypes or symbols associated with BCM or the names of any of the scientists or other researchers at BCM without the prior written consent of BCM.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

18.2           Marking of Licensed Products. To the extent required by Applicable Law, commercially feasible and consistent with prevailing business practices, LICENSEE shall mark, and shall require its Sublicensees to mark, all Licensed Products that are manufactured or sold under this Agreement with the number of each issued patent under the Patent Rights that applies to such Licensed Product.

18.3           BCM’s Disclaimers. Neither BCM, nor any of its faculty members, scientists, researchers, employees, students, officers, trustees or agents assume any responsibility for the manufacture, product specifications, sale or use of the Subject Technology, Patent Rights or Licensed Products which are manufactured by or sold by LICENSEE unless subject to other agreements between BCM and LICENSEE.

18.4            Independent Contractors. The Parties hereby acknowledge and agree that each is an independent contractor and that neither Party shall be considered to be the agent, representative, master or servant of the other Party for any purpose whatsoever, and that neither Party has any authority to enter into a contract, to assume any obligation or to give warranties or representations on behalf of the other Party. Nothing in this relationship shall be construed to create a relationship of joint venture, partnership, fiduciary or other similar relationship between the Parties.

18.5            Non-Waiver. The Parties covenant and agree that if a Party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if a Party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by such Party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof. None of the terms, covenants and conditions of this Agreement may be waived by a Party except by its written consent.

18.6           Reformation. The Parties hereby agree that neither Party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries, and that if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of the Parties hereto, in a final, unappealable order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the Parties hereto. In lieu of such inoperative words, sentences, paragraphs or clauses, or combination of clauses, there will be added automatically as part of this Agreement, a valid, enforceable and operative provision as close to the original language as may be possible which preserves the economic benefits to the Parties.

18.7           Force Majeure. No liability hereunder shall result to a Party by reason of delay in performance caused by force majeure that is circumstances beyond the reasonable control of the Party, including, without limitation, acts of God, fire, flood, war, terrorism, civil unrest, labor unrest, or shortage of or inability to obtain material or equipment.

18.8           Section and Paragraph Headings. The section and paragraph headings used in this Agreement are intended for purposes of reference and convenience only, and shall not factor into any interpretation of the Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

18.9           Entire Agreement. The terms and conditions herein constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous agreements, whether electronic, oral or written, between the Parties hereto with respect to the subject matter hereof, except for the Research Collaboration Agreement which, once executed, shall not be amended, modified or superseded in any respect by the terms of this Agreement. No agreement of understanding bearing on this Agreement shall be binding upon either Party hereto unless it shall be in writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement. Except as set forth in Section 18.10, electronic communication between the Parties shall not constitute an agreement of understanding, unless it is subsequently reduced to writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement.

18.10        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Counterpart signature pages delivered by facsimile or similar electronic transmission (including via e-mail in PDF format) shall be deemed binding as originals.

[Signatures follow on next page.]

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below, but effective as of the Agreement Date.

MARKER THERAPEUTICS, INC.		BAYLOR COLLEGE OF MEDICINE

Name:	/s/ John Wilson	Name:	/s/ Adam Kuspa, Ph.D.
	John Wilson		Adam Kuspa, Ph.D.

Title:	Chief Executive Officer	Title:	Senior Vice President and Dean of Research

Date: 3/14/2018		Date: 3/23/18

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Appendix A

BCM’s Patent Applications and Patents

Law Firm Ref. No. BCM Ref. No.	Title and Patent Number (if issued)	Country	Developer(s)	Appln. No.	Filing Date and Issue Date	Assignment	Priority Information
HO-P03681US0 BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS	US	Ann Marie Leen, Cliona Rooney; Ulrike Gerdemann; Juan Vera	61/236,261 Expired	24-Aug-2009	BCM	n/a
BAYM.P0016US BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES	US	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	12/862,409	24-Aug-2010	BCM; Wilson Wolf	USAN 61/236,261 Filing Date: 24-Aug-2009
BAYM.P0016US.C1 BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES	US	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	15/246,241	24-Aug-2016	BCM; Wilson Wolf	USAN 12/862,409 and USAN 61/236,261 Filing Date: 24-Aug-2009
BAYM.P0016WO BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES	PCT	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	PCT/US2010/046505	24-Aug-2010	BCM; Wilson Wolf	USAN 61/236,261 Filing Date: 24-Aug-2009
BAYM.P0016EP BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES EP Patent No. 2470644	EP	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	EP 10814245.6	24-Aug-2010 Issue Date: 21-Sep-2016	BCM; Wilson Wolf	USAN 61/236,261 Filing Date: 24-Aug-2009

1

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Law Firm Ref. No. BCM Ref. No.	Title and Patent Number (if issued)	Country	Developer(s)	Appln. No.	Filing Date and Issue Date	Assignment	Priority Information
BAYM.P0016ECH BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES	CH	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	10814245.6	24-Aug-2010	BCM; Wilson Wolf
BAYM.P0016EDE BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES	DE	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	10814245.6	24-Aug-2010	BCM; Wilson Wolf
BAYM.P0016EDK BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES	DK	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	10814245.6	24-Aug-2010	BCM; Wilson Wolf
BAYM.P0016EFR BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES	FR	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	10814245.6	24-Aug-2010	BCM; Wilson Wolf

2

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Law Firm Ref. No. BCM Ref. No.	Title and Patent Number (if issued)	Country	Developer(s)	Appln. No.	Filing Date and Issue Date	Assignment	Priority Information
BAYM.P0016EGB BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES	GB	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	10814245.6	24-Aug-2010	BCM; Wilson Wolf
BAYM.P0016EIE BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES	IE	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	10814245.6	24-Aug-2010	BCM; Wilson Wolf
BAYM.P0016ENL BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES	NL	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	10814245.6	24-Aug-2010	BCM; Wilson Wolf
BAYM.P0016ENO BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES	NO	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	10814245.6	24-Aug-2010	BCM; Wilson Wolf
BAYM.P0016ESE BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES	SE	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	10814245.6	24-Aug-2010	BCM; Wilson Wolf

3

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Law Firm Ref. No. BCM Ref. No.	Title and Patent Number (if issued)	Country	Developer(s)	Appln. No.	Filing Date and Issue Date	Assignment	Priority Information
BAYM.P0016EP.D1 BLG 10-001 BLG 10-048	GENERATION OF CTL LINES WITH SPECIFICITY AGAINST MULTIPLE TUMOR ANTIGENS OR MULTIPLE VIRUSES	EP	Leen, Ann M.; Gerdemann, Ulrike; Rooney, Cliona; Vera Valdes Juan F.; Wilson, John R.	EP 16180607.0	24-Aug-2010	BCM; Wilson Wolf	USAN 61/236,261 Filing Date: 24-Aug-2009
BAYM.P0059US.P1 BLG 10-048	PEPMIXES TO GENERATE MULTIVIRAL CTLS WITH BROAD SPECIFICITY	US	Ann Marie Leen, Cliona Rooney, Ulrike Gerdemann, Juan F. Vera Valdes	61/596,875 Expired	09-Feb-2012	BCM	n/a
BAYM.P0059WO BLG 10-048	PEPMIXES TO GENERATE MULTIVIRAL CTLS WITH BROAD SPECIFICITY	PCT	Ann Marie Leen, Cliona Rooney, Ulrike Gerdemann, Juan F. Vera Valdes	PCT/US2013/025342	08-Feb-2013	BCM	USAN 61/596,875 Filing Date: 09-Feb-2012
BAYM.P0059US BLG 10-048	PEPMIXES TO GENERATE MULTIVIRAL CTLS WITH BROAD SPECIFICITY	US	Ann Marie Leen, Cliona Rooney, Ulrike Gerdemann, Juan F. Vera Valdes	14/377,825	08-Aug-2014	BCM	USAN 61/596,875 Filing Date: 09-Feb-2012
BAYM.P0059US.C1 BLG 10-048	PEPMIXES TO GENERATE MULTIVIRAL CTLS WITH BROAD SPECIFICITY	US	Ann Marie Leen, Cliona Rooney, Ulrike Gerdemann, Juan Vera	15/905,176	26-Feb-2018	BCM	USAN 61/596,875 Filing Date: 09-Feb-2012

4

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Law Firm Ref. No. BCM Ref. No.	Title and Patent Number (if issued)	Country	Developer(s)	Appln. No.	Filing Date and Issue Date	Assignment	Priority Information
BAYM.P0059EP BLG 10-048	PEPMIXES TO GENERATE MULTIVIRAL CTLS WITH BROAD SPECIFICITY	EP	Ann Marie Leen, Cliona Rooney, Ulrike Gerdemann, Juan F. Vera Valdes	EP 13746524.1	08-Feb-2013	BCM	USAN 61/596,875 Filing Date: 09-Feb-2012
BAYM.P0168US.P1 BLG 16-019 BLG 16-100	IMMUNOGENIC ANTIGEN IDENTIFICATION FROM A PATHOGEN AND CORRELATION TO CLINICAL EFFICACY	US	Ann Marie Leen, Paibel Aguayo-Hiraldo, Ifigeneia Tzannou	62/220,884 Expired	18-Sep-2015	BCM	n/a
BAYM.P0168WO BLG 16-019 BLG 16-100	IMMUNOGENIC ANTIGEN IDENTIFICATION FROM A PATHOGEN AND CORRELATION TO CLINICAL EFFICACY	PCT	Ann Marie Leen, Paibel Aguayo-Hiraldo, Ifigeneia Tzannou, Juan F. Vera Valdes	PCT/US2016/052487	19-Sep-2016	BCM	USAN 62/220,884 Filing Date: 18-Sep-2015

5

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Appendix B

Subject Technology

List of Subject Technology to be sent by BCM to LICENSEE.

1.	BLG 10-001, entitled “Generation of CTL Lines with Specificity Against Multiple Tumor Antigens or Multiple Viruses”

2.	BLG 10-048, entitled “ Pepmixes to Generate Multiviral CTLs with Broad Specificity”

3.	BLG 16-019, entitled “Immunogenic Antigen Identification from a Pathogen and Correlation to Clinical Efficacy”

4.	BLG 16-100, entitled “Immunogenic Antigen Identification from a Pathogen and Correlation to Clinical Efficacy”

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Appendix C

Royalty Report

BLG #:	_____________________
Licensee:	_____________________
Reporting Period:	_____________________
Prepared By	_____________________	Date:	_____________________
Approved By	_____________________	Date:	_____________________

Please prepare a separate report for each product line. Then combine all product lines into a summary report.

Product Line Code (SKU): ________________________

Country	Units Sold	Exchange Rate	Total Billings (USD)	Gross Sales (USD)	Less Deductions* (USD)	Net Sales (USD)	Royalty Rate	Royalty Amount
USA
Canada
Europe

Japan
Other

Total								$
Net Royalty Payable (USD)								$
Sublicensing Revenue (USD)								$
Other Payments- Milestones, Minimum Royalties, Maintenance Fees (USD)								$

Total Payment Due (USD)								$

*Deduction Description:

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

APPENDIX D

FORM OF INVOICE

Baylor Licensing Group

One Baylor Plaza

BCM210-600D

Houston, TX 77030

Phone: 713-798-6821

Fax: 713-798-1252

INVOICE

DATE

RE:	XXXXXXXXXXXXX Fee
BLG #

Dear:

Please let this letter serve as an INVOICE for the XXXXXXXXXX fee of $XXXX for the above-referenced technology, as stated in the License Agreement, between LICENSEE and Baylor College of Medicine. Please include interest per paragraph 3.5 of the license agreement.

Please make the check payable to Baylor College of Medicine Please address payment to the address listed below and include BLG ref XX-XXX on all payments.

Should you choose to send payment via wire; I have attached a copy of our wire transfer instructions for your convenience.

Baylor College of Medicine

Licensing Group

P.O. Box 301207

Dallas, TX 15303-1207

I appreciate your attention to this matter.

Best regards,

Nellie Villarreal

Administrative Coordinator

/nv

CONFIDENTIAL TREATMENT REQUESTED BY MARKER THERAPEUTICS, INC.

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ALL WIRE TRANSFER FEES ARE TO BE PAID BY THE SENDER (NOT BAYLOR COLLEGE OF MEDICINE).

Wire Instructions (Incoming)

[***REDACTED***]